Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Achieves Record Revenues and Earnings in 2014

Doubles Revenues, Triples Profit Over Five Years

MOUNTAIN VIEW, Calif. -- February 3, 2015 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its fourth quarter and year ended December 31, 2014.

GAAP results: Revenue for the fourth quarter of 2014 was $121.5 million, up $9.0 million or 8.0% from the third quarter of 2014, and up $15.8 million or 14.9% from the fourth quarter of 2013. Revenue for the year ended December 31, 2014 was $440.9 million, up $60.3 million or 15.8% from the year ended December 31, 2013.

Fourth quarter 2014 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $9.2 million, or $0.25 per diluted share. This compares to net income of $7.3 million, or $0.20 per diluted share, in the third quarter of 2014 and net income of $6.8 million, or $0.19 per diluted share, in the fourth quarter of 2013. For the year ended December 31, 2014, net income was $30.5 million, or $0.83 per diluted share. This compares to net income of $24.0 million, or $0.67 per diluted share, for the year ended December 31, 2013.

Non-GAAP results: Non-GAAP net income was $14.3 million for the fourth quarter of 2014, or $0.39 per diluted share. Non-GAAP net income for the fourth quarter excludes $4.2 million of stock-based compensation expense and $1.2 million ($0.8 million net of the $0.4 million tax effect) of amortization expense for intangible assets associated with our business acquisitions. This compares to non-GAAP net income of $10.5 million, or $0.29 per diluted share, for the fourth quarter of 2013. Non-GAAP net income for the fourth quarter of 2013 excluded $2.7 million of stock-based compensation expense, $1.0 million ($0.6 million net of the $0.4 million tax effect) of amortization expense for intangible assets associated with our business acquisitions and $0.6 million ($0.4 million net of the $0.2 million tax effect) of non-recurring charges relating to pre-acquisition expenses in the acquisition of Surgichem Limited (Surgichem). Fourth quarter results compare to non-GAAP net income of $11.1 million, or $0.30 per diluted share, for the third quarter of 2014. Non-GAAP net income for the third quarter excluded $3.2 million of stock-based compensation expense and $1.1 million ($0.6 million net of $0.5 million tax effect) of amortization expense for intangible assets associated with our business acquisitions.

For the year ended December 31, 2014, non-GAAP net income was $46.1 million, or $1.26 per diluted share. Non-GAAP net income for the year ended December 31, 2014 excludes $12.8 million of stock-based compensation expense and $4.5 million ($2.8 million net of the $1.7 million tax effect) of amortization expense for intangible assets associated with our business acquisitions. For the year ended December 31, 2013, non-GAAP net income was $38.6 million, or $1.08 per diluted share. Non-GAAP net income for the year ended December 31, 2013 excluded $11.2 million of stock-based compensation expense, $0.7 million ($0.4 million net of $0.3 million tax effect) of reorganization costs incurred in the first quarter of 2013 related to the integration of MTS Medication Technologies (MTS), $0.6 million ($0.4 million net of the $0.2 million tax effect) of non-recurring charges incurred in connection with our acquisition of Surgichem and $4.2 million ($2.7 million net of the $1.5 million tax effect) of amortization expense for intangible assets associated with our business acquisitions.

“Omnicell has completed another record year for both revenues and earnings,” said Randall Lipps, Omnicell president, CEO and chairman. “Fueled by a strong fourth quarter marked by record orders, 2014 performance surpassed the high end of our guidance.”

“Our continued successful execution on three strategies for growth, compellingly differentiated products, expansion into new markets, and targeted acquisition, has over the past five years doubled Omnicell’s revenues and tripled our profit,” he added. “I believe we are positioned well for continued success in the future.”

Omnicell Conference Call Information

Omnicell will hold a conference call today, Tuesday, February 3, 2015 at 1:30 p.m. PT to discuss fourth quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 66807579. Internet users can access the conference call at http://ir.omnicell.com/events.cfm.  A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on February 20, 2015. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 66807579.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire health care continuum-from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,000 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s profit and revenue growth and the success of Omnicell’s strategy for growth, including differentiated products, expansion into new markets and targeted acquisitions. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, Compensation - Stock Compensation (ASC 718) as non-GAAP adjustments in each period.

b) Reorganization costs. During the year ended December 31, 2013, we recorded $0.7 million of reorganization costs related to MTS ($0.4 million net of the $0.3 million tax effect). This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Acquisition-related transaction and integration expenses. In connection with our acquisition of Surgichem, we recorded $0.6 million of pre-acquisition costs ($0.4 million net of $0.2 million tax effect) in the fourth quarter of 2013. These charges are not expected to be recurring and, as such, the financial impact of these costs is excluded from our non-GAAP results.

d) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our acquisitions. This impacts the fourth quarter of fiscal 2014 non-GAAP results by $1.2 million ($0.8 million net of $0.4 million tax effect) and December 31, 2014 year-to-date non-GAAP results by $4.5 million ($2.8 million net of $1.7 million tax effect). This impacted December 31, 2013 fourth quarter results by $1.0 million ($0.6 million net of $0.4 million tax effect) and December 31, 2013 year-to-date results by $4.2 million ($2.7 million net of the $1.5 million tax effect).These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

· Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

· Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues:
Product	$100,291	$92,229	$86,864	$360,344	$307,189
Services and other revenues	21,250	20,314	18,886	80,556	73,396
Total revenues	121,541	112,543	105,750	440,900	380,585

Cost of revenues:
Cost of product revenues	49,005	44,510	41,187	173,419	144,997
Cost of services and other revenues	8,757	8,487	7,939	33,621	32,189
Total cost of revenues	57,762	52,997	49,126	207,040	177,186

Gross profit	63,779	59,546	56,624	233,860	203,399

Operating expenses:
Research and development	8,132	7,078	7,440	27,802	29,105
Selling, general and administrative	42,173	38,871	38,129	156,475	138,995
Total operating expenses	50,305	45,949	45,569	184,277	168,100
Income from operations	13,474	13,597	11,055	49,583	35,299
Interest and other income (expense), net	(77)	(706)	(136)	(1,079)	(270)
Income before provision for income taxes	13,397	12,891	10,919	48,504	35,029
Provision for income taxes	4,162	5,591	4,096	17,986	11,050
Net income	$9,235	$7,300	$6,823	$30,518	$23,979

Net income per share:
Basic	$0.26	$0.20	$0.19	$0.86	$0.69
Diluted	$0.25	$0.20	$0.19	$0.83	$0.67

Weighted average shares outstanding:
Basic	35,697	35,994	35,495	35,650	34,736
Diluted	36,585	36,832	36,610	36,622	35,777

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$125,888	$104,531
Accounts receivable, net	82,763	58,597
Inventories	31,554	31,457
Prepaid expenses	23,518	18,883
Deferred tax assets	12,446	12,635
Other current assets	7,215	7,675
Total current assets	283,384	233,778
Property and equipment, net	36,178	35,254
Long-term net investment in sales-type leases	10,848	11,485
Goodwill	122,720	111,343
Intangible assets, net	82,667	81,602
Long-term deferred tax assets	1,144	1,102
Other long-term assets	23,273	17,937
Total assets	$560,214	$492,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,432	$16,471
Accrued compensation	19,874	19,604
Accrued liabilities	19,299	13,746
Deferred service revenue	25,167	22,626
Deferred gross profit	28,558	19,957
Total current liabilities	112,330	92,404

Non-current deferred service revenue	20,308	17,763
Non-current deferred tax liabilities	30,454	28,162
Other long-term liabilities	7,024	5,175
Total liabilities	170,116	143,504

Stockholders’ equity:
Total stockholders’ equity	390,098	348,997

Total liabilities and stockholders’ equity	$560,214	$492,501

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended
	December 31, 2014		September 30, 2014		December 31, 2013
	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted
GAAP	$9,235	$0.25	$7,300	$0.20	$6,823	$0.19
Non-GAAP adjustments:
Pre-acquisition, transaction and integration costs for acquisitions	—		—		605
Amortization of intangible assets acquired by acquisition	1,233		1,146		1,049
Subtotal pretax adjustments	1,233		1,146		1,654
Income tax effect of non-GAAP adjustments (a)	(383)		(497)		(662)
Subtotal after-tax adjustments	850		649		992
ASC 718 share-based compensation adjustment (b):
Gross profit	483		441		287
Operating expenses	3,692		2,720		2,442
Subtotal ASC 718 share-based compensation adjustments	4,175		3,161		2,729

Total non-GAAP adjustments	5,025	0.14	3,810	0.10	3,721	0.10

Non-GAAP	$14,260	$0.39	$11,110	$0.30	$10,544	$0.29

____________________________________________

(a)	Tax effects are calculated using the effective tax rates for the respective periods presented.

(b)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods presented.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Year Ended
	December 31, 2014		December 31, 2013
	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted
GAAP	$30,518	$0.83	$23,979	$0.67

Non-GAAP adjustments:
Reorganization costs (a)	—		732
Pre-acquisition, transaction and integration costs for acquisitions (b)	—		605
Amortization of intangible assets acquired by acquisition	4,474		4,229
Subtotal pretax adjustments	4,474		5,566
Income tax effect of non-GAAP adjustments	(1,653)		(2,057)
Subtotal after-tax adjustments	2,821		3,509

ASC 718 share-based compensation adjustment (c)
Gross profit	1,456		1,241
Operating expenses	11,329		9,911
Subtotal 718 share-based compensation adjustments	12,785		11,152

Total after tax adjustments	15,606	0.43	14,661	0.41

Non-GAAP	$46,124	$1.26	$38,640	$1.08

____________________________________________

(a)	Non-recurring reorganization costs related to MTS.

(b)	Pre-acquisition costs and transaction and integration costs related to our business acquisitions.

(c)	Accounting impact of non-cash stock-based compensation expense for the periods presented.

Omnicell, Inc.
Calculation of Adjusted EBITDA(1)
(Unaudited, in thousands)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP net income	$9,235	$7,300	$6,823	$30,518	$23,979

Add back:
ASC 718 stock compensation expense	4,175	3,161	2,729	12,785	11,152
Reorganization costs	—	—	—	—	732
Transaction and integration costs for acquisitions, pre-tax	—	—	605	—	605
Interest expense, net	18	55	7	39	92
Depreciation and amortization expense	5,566	5,314	4,633	20,271	18,365
Income tax expense	4,162	5,591	4,096	17,986	11,050

Non-GAAP adjusted EBITDA(1)	$23,156	$21,421	$18,893	$81,599	$65,975

____________________________________________

(1)
Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well as excluding certain non-GAAP adjustments. The non-GAAP adjustments for the twelve months ended December 31, 2014 and 2013 relate to transaction and integration costs for our business acquisitions.